Exhibit 99.1

Vontier Reports Strong First Quarter 2023 Results and Raises Full Year Guidance
First Quarter 2023 Highlights:
•Sales of $776 million, up 4% vs. prior year; Core sales growth of 4%
•GAAP diluted EPS of $0.53; Adjusted diluted net EPS of $0.68 vs. prior guide of $0.57 to $0.62
•Operating cash flow was $81 million; Adjusted Free Cash Flow was $78 million, representing 73% Adjusted Free Cash Flow Conversion
Guidance:
•Initiating Q2 2023 guidance for Adjusted diluted net EPS of $0.61 to $0.66
•Increasing full-year 2023 Adjusted diluted net EPS guidance to $2.77 to $2.87

RALEIGH, North Carolina, May 4, 2023 -- Vontier Corporation (NYSE: VNT), a leading global provider of critical technologies and solutions to connect, manage and scale the mobility ecosystem, today announced results for the first quarter ended March 31, 2023.

Reported sales in the first quarter increased 3.8% year-over-year to $776.4 million, reflecting an increase in core sales of 3.9%. Core sales growth was driven by continued underlying momentum across the portfolio, as well as strong pricing realization and improving supply chain conditions. Operating profit of $133.8 million declined 1% versus the prior year, and operating profit margin decreased 80 basis points, to 17.2%. Adjusted operating profit of $161.2 million declined 1.3% versus the prior year, and adjusted operating profit margin decreased approximately 100 basis points, to 20.8%. Net earnings were $82.8 million and adjusted net earnings were $106.1 million, resulting in diluted net earnings per share of $0.53 and adjusted diluted net earnings per share of $0.68.

“Vontier delivered a strong start to 2023, with first quarter results that exceeded expectations,” said Mark Morelli, President and Chief Executive Officer. “Our results reflect our team’s commitment to delivering top-tier financial performance, which enabled solid baseline core revenue and profit growth, and underscore our leading positions in attractive end markets.”

“The strong start to the year reinforces the confidence and enthusiasm we have for our strategy to connect, manage and scale the mobility ecosystem, delivering higher-value customer solutions and capitalizing on robust secular growth drivers. We are encouraged by the momentum we are experiencing and remain focused on creating long-term value for our shareholders and customers. As a result, and based on the upside provided in the first quarter, we are raising our guidance for the full year,” Morelli continued.

Segment Results

Q1 2023 Segment Results Summary

	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Other	Total Vontier
Sales ($M)	$245.9	$181.4	$313.8	$35.3	$776.4
Segment Operating Profit	$47.9	$47.3	$80.7	$3.8	$179.7
Segment Operating Profit Margin	19.5%	26.1%	25.7%	10.8%	23.1%
Mobility Technologies reported total sales of $246 million, an increase of 18% versus the prior year. Core sales growth of 12% was driven by strong performance within the car wash technologies business, as well as increased demand for the Company’s alternative energy solutions. Segment operating profit increased approximately 17% versus the prior year. Segment operating profit margin declined 30 basis points year over year resulting from continued growth investment and unfavorable mix related to the Invenco acquisition.

Repair Solutions reported total sales of approximately $181 million, up 10% from the prior year. Core sales growth of 11% was driven by continued improvement in supply chain conditions which allowed for more normalized fulfillment times. Demand for cordless power tools remained robust and orders for tool storage continues to recover. Segment operating profit of $47 million is in line with prior year results. Segment operating profit margin declined 250 basis points, impacted by the timing of year-over-year reserve adjustments related to the financing receivable portfolio.

Environmental & Fueling Solutions reported total sales of approximately $314 million, down 4% year-over-year. Core sales declined 2% as strong shipments of U.S. dispensers, as well as continued strength in environmental solutions and aftermarket parts, were more than offset by the year over year decline in EMV-related volume. Segment operating profit declined 1.6% year over year, while segment operating profit margin expanded 70 basis points.

Other Items
•Repurchased approximately $18 million, or ~850k shares, during the quarter
•Completed divestiture of Global Traffic Technologies on April 14th, generating $107 million in gross proceeds
•Repaid $65 million in debt during the quarter. Following the divestiture of GTT in April, a portion of the net proceeds ($50 million) were deployed to additional debt repayment.

2023 Outlook
•Total sales down low-to-mid-single digits; Core sales down low-to-mid-single digits; Baseline* core sales growth of mid-single digits-plus
•Adjusted operating profit margin down 60 to 80 basis points; Baseline* adjusted operating profit margin expansion of 180 to 200 basis points
•Adjusted diluted EPS in the range of $2.77 to $2.87, compares to the prior range of $2.73 to $2.83, or $2.68 to $2.78 excluding a $0.05 contribution from GTT, following the divestiture
•Adjusted free cash flow conversion of ~90-100%
Q2 2023 Outlook
•Total sales down mid-single digits; Core sales down low-to-mid-single digits; Baseline* core sales growth of mid-single digits
•Adjusted operating profit margin down 65 to 105 basis points; Baseline* adjusted operating profit margin expansion of 170 to 220 basis points
•Adjusted diluted EPS $0.61 to $0.66
*References to baseline core sales growth and baseline margin expansion exclude the impact of the year over year decline in EMV-related U.S. Dispenser sales (~$300M) and the associated operating profit decline (~$150M), consistent with the framework previously provided.

Conference Call Details
Vontier will discuss results and outlook during its quarterly investor conference call today starting at 8:30 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Vontier’s website, www.vontier.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 800-343-1703 within the U.S. or by dialing 785-424-1116 outside the U.S. a few minutes before 8:30 a.m. ET and notifying the operator that you are dialing in for Vontier’s earnings conference call (Conference ID: 9865421 Passcode: 32768). A replay of the conference call will be available shortly after the conclusion of the call. Once available, you can access the conference call replay by dialing 800-839-5492 within the U.S. or 402-220-2551 outside the U.S. (Conference ID: 9865421) or visit the “Investors” section of the website under “Events & Presentations.”

ABOUT VONTIER
Vontier (NYSE: VNT) is a global industrial technology company uniting critical mobility and multi-energy technologies and solutions to meet the needs of a rapidly evolving, more connected mobility ecosystem. Leveraging leading market positions, decades of domain expertise and unparalleled portfolio breadth, Vontier enables the way the world moves – delivering smart, safe and sustainable solutions to our customers and the planet. Vontier has a culture of continuous improvement built upon the foundation of the Vontier Business System and embraced by over 8,500 colleagues worldwide. Additional information about Vontier is available on the Company’s website at www.vontier.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “core sales growth,” “adjusted operating profit,” “adjusted operating profit margin,” “segment operating profit,” “segment operating profit margin,” “adjusted net earnings,” “adjusted diluted net earnings per share,” “adjusted free cash flow” and “adjusted free cash flow conversion” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Vontier in this release may be different from similarly-titled non-GAAP measures used by other companies.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, the effect of the COVID-19 pandemic on our global operations, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, war or hostility, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Form 10-K for the year ended December 31, 2022. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Ryan Edelman
Vice President, Investor Relations
Vontier Corporation
5438 Wade Park Blvd, Suite 600
Raleigh, NC 27607
Telephone: (984) 238-1929

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$208.2	$204.5
Accounts receivable, net	471.4	514.8
Inventories	350.8	346.0
Prepaid expenses and other current assets	164.8	152.8
Equity securities measured at fair value	—	21.3
Current assets held for sale	144.3	145.6
Total current assets	1,339.5	1,385.0
Property, plant and equipment, net	92.8	92.1
Operating lease right-of-use assets	42.4	44.5
Long-term financing receivables, net	253.8	249.8
Other intangible assets, net	628.3	649.7
Goodwill	1,737.6	1,738.7
Other assets	184.1	183.5
Total assets	$4,278.5	$4,343.3
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$8.5	$4.6
Trade accounts payable	373.7	430.9
Current operating lease liabilities	13.1	13.8
Accrued expenses and other current liabilities	438.5	437.6
Current liabilities held for sale	49.3	43.0
Total current liabilities	883.1	929.9
Long-term operating lease liabilities	32.1	34.0
Long-term debt	2,521.6	2,585.7
Other long-term liabilities	201.7	214.2
Total liabilities	3,638.5	3,763.8
Commitments and Contingencies
Equity:
Preferred stock	—	—
Common stock	—	—
Treasury stock	(346.4)	(328.0)
Additional paid-in capital	30.6	27.6
Retained earnings	849.7	770.8
Accumulated other comprehensive income	102.4	106.1
Total Vontier stockholders’ equity	636.3	576.5
Noncontrolling interests	3.7	3.0
Total equity	640.0	579.5
Total liabilities and equity	$4,278.5	$4,343.3

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2023	April 1, 2022
Sales	$776.4	$748.1
Cost of sales	(423.4)	(412.8)
Gross profit	353.0	335.3
Operating costs:
Selling, general and administrative expenses	(178.2)	(166.0)
Research and development expenses	(41.0)	(34.5)
Operating profit	133.8	134.8
Non-operating income (expense), net:
Interest expense, net	(24.0)	(12.9)
Gain on previously held equity interests from combination of business	—	32.7
Unrealized gain on equity securities measured at fair value	—	163.0
Other non-operating expense, net	(0.9)	(0.1)
Earnings before income taxes	108.9	317.5
Provision for income taxes	(26.1)	(67.3)
Net earnings	$82.8	$250.2

Net earnings per share:
Basic	$0.53	$1.51
Diluted	$0.53	$1.50
Weighted average shares outstanding:
Basic	155.7	165.9
Diluted	156.1	166.5

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	March 31, 2023	April 1, 2022
Cash flows from operating activities:
Net earnings	$82.8	$250.2
Non-cash items:
Depreciation and amortization expense	31.1	29.1
Stock-based compensation expense	6.8	6.1
Amortization of debt issuance costs	1.0	0.9
Gain on previously held equity interests from combination of business	—	(32.7)
Unrealized gain on equity securities measured at fair value	—	(163.0)
Amortization of acquisition-related inventory fair value step-up	0.8	—
Loss on equity investments	0.7	—
Gain on sale of property	(2.8)	—
Change in deferred income taxes	(5.7)	32.6
Change in accounts receivable and long-term financing receivables, net	42.1	33.7
Change in other operating assets and liabilities	(75.8)	(115.6)
Net cash provided by operating activities	81.0	41.3
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	—	(184.9)
Payments for additions to property, plant and equipment	(13.7)	(12.9)
Proceeds from sale of property	4.2	0.2
Cash paid for equity investments	(1.9)	(5.8)
Proceeds from sale of equity securities	20.4	—
Net cash provided by (used in) investing activities	9.0	(203.4)
Cash flows from financing activities:
Repayment of long-term debt	(65.0)	—
Net proceeds from short-term borrowings	3.9	0.4
Payments of common stock cash dividend	(3.9)	(4.0)
Purchases of treasury stock	(18.1)	(257.0)
Proceeds from stock option exercises	1.2	—
Other financing activities	(5.3)	(3.0)
Net cash used in financing activities	(87.2)	(263.6)
Effect of exchange rate changes on cash and cash equivalents	0.9	(1.8)
Net change in cash and cash equivalents	3.7	(427.5)
Beginning balance of cash and cash equivalents	204.5	572.6
Ending balance of cash and cash equivalents	208.2	145.1

VONTIER CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL SUMMARY
(in millions)
(unaudited)

	Three Months Ended
	March 31, 2023	April 1, 2022
Sales
Mobility Technologies	$245.9	$207.6
Repair Solutions	181.4	164.4
Environmental & Fueling Solutions	313.8	328.2
Other	35.3	47.9
Total Vontier Sales	776.4	748.1

Segment & Adjusted Operating Profit
Mobility Technologies	47.9	41.1
Repair Solutions	47.3	47.0
Environmental & Fueling Solutions	80.7	82.0
Other	3.8	5.1
Segment Operating Profit (Non-GAAP)	179.7	175.2
Corporate & Other Unallocated Expense	(18.5)	(11.8)
Adjusted Operating Profit (Non-GAAP)	161.2	163.4

Segment & Adjusted Operating Profit Margin
Mobility Technologies	19.5%	19.8%
Repair Solutions	26.1%	28.6%
Environmental & Fueling Solutions	25.7%	25.0%
Other	10.8%	10.6%
Segment Operating Profit Margin (Non-GAAP)	23.1%	23.4%
Adjusted Operating Profit (Non-GAAP)	20.8%	21.8%

Note: Results for the Mobility Technologies and Environmental & Fueling Solutions segments for the three months ended April 1, 2022 have been revised from the results previously reported on March 20, 2023.

VONTIER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Core Sales Growth

We define core sales growth as total sales excluding (i) sales from acquired and certain divested businesses; (ii) the impact of currency translation; and (iii) certain other items.
•References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations.
•The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses) and (b) the period-to-period change in sales, including foreign operations, (excluding sales from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
•The portion of sales attributable to other items is calculated as the impact of those items which are not directly correlated to sales from existing businesses which do not have an impact on the current or comparable period.
Core sales should be considered in addition to, and not as a replacement for or superior to, total sales, and may not be comparable to similarly titled measures reported by other companies.
Management believes that reporting the non-GAAP financial measure of core sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our sales performance with our performance in prior and future periods and to our peers. We exclude the effect of acquisitions and certain divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation and certain other items from core sales because these items are either not under management’s control or relate to items not directly correlated to core sales growth. Management believes the exclusion of these items from core sales may facilitate assessment of underlying business trends and may assist in comparisons of long-term performance. References to sales volume refer to the impact of both price and unit sales.
Adjusted Operating Profit and Adjusted Operating Profit Margin
Adjusted operating profit refers to operating profit calculated in accordance with GAAP, but excluding amortization of acquisition-related intangible assets, restructuring costs and other termination costs and severance benefits ("Restructuring costs"), transaction- and deal-related costs, amortization of acquisition-related inventory fair value step-up, other charges which represent charges incurred that are not part of our core operating results ("Other charges"), the impact of certain divested businesses, or product lines or businesses to be abandoned but not considered discontinued operations (“Divestiture related adjustments”), gains and losses on sale of property, asset impairments, one-time costs related to the separation and normalization and other adjustments which represent adjustments for standalone public company costs. Adjusted operating profit margin refers to adjusted operating profit divided by GAAP sales.

Segment Operating Profit and Segment Operating Profit Margin
Segment operating profit is used by Vontier’s management in determining how to allocate resources and assess performance. Segment operating profit represents total segment sales less operating costs attributable to the segment, which does not include unallocated corporate costs and other operating costs not allocated to the reportable segments as part of management’s assessment of reportable segment operating performance, including stock-based compensation expense, amortization of intangible assets and other costs shown in the reconciliation to GAAP operating profit below. As part of management’s assessment of the Repair Solutions segment, a capital charge based on the segment’s financing receivables portfolio is assessed by Corporate. Segment operating profit margin refers to segment operating profit divided by GAAP sales.
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
We disclose the non-GAAP measures of adjusted net earnings and adjusted diluted net earnings per share which, to the extent applicable, make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding on a pretax basis amortization of acquisition-related intangible assets;
•Excluding on a pretax basis restructuring and other termination costs and severance benefits (“Restructuring costs”);
•Excluding on a pretax basis (to the extent tax deductible) charges for goodwill and fixed asset impairment;
•Excluding on a pretax basis transaction- and deal-related costs;
•Excluding on a pretax basis gains and losses from the sale of property;
•Excluding on a pretax basis one-time costs related to the separation;
•Excluding on a pretax basis non-cash write-offs of deferred financing costs;
•Excluding on a pretax basis other charges which represent charges incurred that are not part of our core operating results;
•Excluding on a pretax basis the amortization of acquisition-related inventory fair value step-up;
•Excluding on a pretax basis gains and losses on investments;
•Excluding on a pretax basis the impact of certain divested businesses, or product lines or businesses to be abandoned not considered discontinued operations (“Divestiture-related adjustments”);
•Including on a pretax basis normalization and other adjustments which represent adjustments for standalone public company costs; and
•Excluding and including the tax effect of the adjustments noted above and other tax adjustments. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment).

Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion
Adjusted free cash flow refers to cash flow from operations calculated according to GAAP adjusted for cash received from the sale of property and cash paid for capital expenditures, standalone and other one-time public company costs, restructuring costs, transaction- and deal-related costs, divestiture-related adjustments and other charges. Adjusted free cash flow conversion refers to adjusted free cash flow divided by adjusted net earnings.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
A reconciliation of each of the projected Core Sales Growth, Baseline Core Sales Growth, Adjusted Operating Profit Margin, Baseline Adjusted Operating Profit Margin, Adjusted Diluted Net Earnings Per Share and Adjusted Free Cash Flow Conversion, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Components of Sales Growth

	% Change Three Months Ended March 31, 2023 vs. Comparable 2022 Period
	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Total
Total Sales Growth (GAAP)	18.4%	10.3%	(4.4)%	3.8%
Core sales growth (Non-GAAP)	12.0%	10.5%	(2.2)%	3.9%
Impact of acquisitions (Non-GAAP)	9.0%	—%	—%	1.6%
Impact of currency exchange rates (Non-GAAP)	(2.6)%	(0.2)%	(2.2)%	(1.7)%

Reconciliation of Operating Profit to Adjusted Operating Profit and Segment Operating Profit

	Three Months Ended
$ in millions	March 31, 2023	April 1, 2022
Operating Profit (GAAP)	$133.8	$134.8
Amortization of acquisition-related intangible assets	20.7	18.5
Restructuring costs	4.5	0.6
Transaction- and deal-related costs	3.1	7.1
One-time costs related to separation	1.1	1.6
Divestiture related adjustments	—	(0.2)
Amortization of acquisition-related inventory fair value step-up	0.8	—
Gain on sale of property	(2.8)	—
Other charges	—	1.3
Normalization and other adjustments(a)	—	(0.3)
Adjusted Operating Profit (Non-GAAP)	161.2	163.4
Corporate & Other Unallocated Costs	18.5	11.8
Segment Operating Profit (Non-GAAP)	$179.7	$175.2

Operating Profit Margin (GAAP)	17.2%	18.0%
Adjusted Operating Profit Margin (Non-GAAP)	20.8%	21.8%
Segment Operating Profit Margin (Non-GAAP)	23.1%	23.4%

(a) Adjustment for standalone public company costs

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three Months Ended
($ in millions)	March 31, 2023	April 1, 2022
Net Earnings (GAAP)	$82.8	$250.2
Amortization of acquisition-related intangible assets	20.7	18.5
Restructuring costs	4.5	0.6
Transaction- and deal-related costs	3.1	7.1
Amortization of acquisition-related inventory fair value step-up	0.8	—
Gain on sale of property	(2.8)	—
Gain on previously held equity interests from combination of business	—	(32.7)
Unrealized gain on equity securities measured at fair value	—	(163.0)
Loss on equity investments	0.7	—
Other charges	—	1.3
One-time costs related to separation	1.1	1.6
Divestiture related adjustments	—	(0.2)
Normalization and other adjustments (a)	—	(0.3)
Tax effect of the Non-GAAP adjustments (b)	(6.5)	32.2
Other tax adjustments	1.7	0.5
Adjusted Net Earnings (Non-GAAP)	$106.1	$115.8

Diluted weighted average shares outstanding	156.1	166.5

Diluted Net Earnings Per Share (GAAP)	$0.53	$1.50
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.68	$0.70

(a) Adjustment for standalone public company costs
(b) Tax effect calculated using an estimated adjusted effective tax rate for each respective period. The gain on previously held equity interests from combination of business is non-taxable income and therefore the tax effect of the adjustments only includes the other adjustments noted.

Reconciliation of Operating Cash Flow to Adjusted Free Cash Flow

	Three Months Ended
($ in millions)	March 31, 2023	April 1, 2022
Operating Cash Flows (GAAP)	$81.0	$41.3
Less: Purchases of property, plant & equipment (capital expenditures)	(13.7)	(12.9)
Free Cash Flow (Non-GAAP)	$67.3	$28.4
Proceeds from sale of property	4.2	0.2
One-time costs related to separation	—	0.1
Restructuring costs	4.1	4.4
Other charges	—	0.9
Transaction- and deal-costs	2.3	6.1
Divestiture-related adjustments	—	(0.2)
Adjusted Free Cash Flow (Non-GAAP)	$77.9	$39.9
Adjusted Net Earnings (Non-GAAP)	$106.1	$115.8
Adjusted Free Cash Flow Conversion Ratio (Non-GAAP)	73.4%	34.5%